EXHIBIT 2

--------------------------------------------------------------------------------
NINE MONTHS                                                         GERDAU S.A.
RESULTS 2003                                                        CONSOLIDATED
--------------------------------------------------------------------------------

HIGHLIGHTS

o Consolidated net profit in the first nine months reached R$ 794.6 million, 27.6% greater than that of the same period in 2002, when net profit was R$
     622.9 million. Net margin is at 8.07% in the period.

o Through September 2003, gross revenues reached R$ 11.6 billion, 44.1% more than that of the same period of 2002. Of this amount, 57.7% resulted from operations in Brazil, 38.5% in the North American units and 3.8% in companies in Chile, Uruguay and Argentina.

o Exports from Brazil through September this year presented an increase of 78.7% compared to exports in the same period in 2002. This total reached
     2.3 million metric tons and generated revenues of US$ 571.1 million, a record high for Gerdau. At this pace, Gerdau should end the year with exports of about 3.2 million metric tons, an increase of 70% over those of the previous year. This volume will account for about 10% of the country's steel output and should contribute with an additional US$ 800 million.

o EBITDA reached R$ 2.0 billion in the period from January through September compared to R$ 1.5 billion in the same period in 2002, an increase of 31.9%. EBITDA margin was of 20.53% in 2003 and of 23.25% in 2002.

o The crude steel output reached 9.2 million metric tons through September this year, an increase of 40.8% over the same period in 2002. In rolled products, output reached 6.7 million tons in 2003, an increase of 40.7%.

-------------------------------------------------------------------------------------------------------
HIGHLIGHTS                                3Q03       3Q02    VARIATION     9M03      9M02     VARIATION
-------------------------------------------------------------------------------------------------------
Production (1,000 t)
     Crude steel                           3,123     2,334      33.8%      9,177     6,519      40.8%
     Rolled products                       2,299     1,688      36.3%      6,680     4,747      40.7%

Sales (1,000 t)                            3,156     2,314      36.4%      9,022     6,417      40.6%

Net sales (R$ million)                     3,494     2,959      18.1%      9,851     6,595      49.4%
EBITDA (R$ million)                          671       682     (1.6%)      2,023     1,534      31.9%
EBTDA (R$ million)                           431       (48)        -       1,532       393     290.4%
Net income (R$ million)                      245       327    (25.1%)        795       623      27.6%

Shareholders' equity (R$ million)          4,949     3,919      26.3%      4,949     3,919      26.3%
Total assets (R$ million)                 14,698    13,102      12.2%     14,698    13,102      12.2%

Gross margin                               23.1%     27.8%                 24.6%     28.5%
EBITDA margin                              19.2%     23.1%                 20.5%     23.3%
Net margin                                  7.0%     11.1%                  8.1%      9.4%

Net income / Shareholders' equity          20.0%     20.4%                 20.0%     20.4%
(ROE)(1)

Net Debt / Total net capitalization        52.4%     56.8%                 52.4%     56.8%
Net Debt / EBITDA(2)                        2.1x      2.8x                  2.1x      2.8x
------------------------------------------------------------------------------------------------------

(1)     Net income in the last twelve months over net worth at the end of the period.
(2)     EBITDA of last twelve months.


o The shareholders of Metalurgica Gerdau S.A. and Gerdau S.A. will be receiving on November 18th R$ 34.1 million and R$ 75.7 million in interest over capital stock for the third quarter and

                                   EXHIBIT 2


     equivalent to R$ 0.82 and R$ 0.51 per share. So far, the accumulated dividend paid out in 2003 totals R$ 91.7 million at Metalurgica Gerdau S.A., and R$ 200.3 million at Gerdau S.A.

o On September 5th, the placement of the first tranche of US$ 105 million of a Exports Receivables Securitization program of US$ 400 million. This is a joint operation of Gerdau S.A. and its subsidiary Aco Minas Gerais S.A. - Acominas. The first tranche was placed with a coupon of 7.37% p.a. and maturity in July 2010. The grace period is of two years and amortization payments are due every three months as of October 2005.

o In the first half of October Gerdau also concluded a Euro commercial paper placement of US$ 100 million. Maturity is in October 15th, 2004 and the coupon is of 4.0% p.a.


AVAILABLE AT THE WEBSITE:                           CONFERENCE CALL: OCTOBER 31

This document and the Complementary Information     In Portuguese, at 9AM (EST).
are available at the website www.gerdau.com.br/ri   In English, at 12PM (EST).
                                                    To call in, please dial:

Metalurgica Gerdau S.A. and Gerdau S.A quarterly    Portuguese:
information (ITR) will be available on October      - in Brazil: 0800 770.4544
30.                                                 - in the US: 1 866 812.0442/1 888 340.8477
                                                    - other countries +55 11 4613.0501

ADDITIONAL INFORMATION:
                                                    English:

More information on the performance of the          - in the US: 1 866 812.0442 / 1 888 340.8477
quarter can be obtained with the Investor           - in Brazil: 0800 770.4544
Relations Team at +55 (51) 3323.2703 or by          - other countries: +55 11 4613.0502
e-mail at inform@gerdau.com.br.

                                                    The recording of the conference call will be
                                                    available also on the Internet. To retrieve it
                                                    please access the website www.gerdau.com.br

                                   EXHIBIT 2


PERFORMANCE IN THE THIRD QUARTER

OUTPUT AND SALES

o The Gerdau companies produced 3.1 million tons of crude steel in the third quarter of this year, an increase of 1.2% compared to the second quarter. In the first nine months of 2003, output reached the mark of 9.2 million metric tons, 40.8% greater than in the same period in 2002.

o Contributions from Brazil, North America and the units in South America were 56.2%, 41.0% and 2.8%. Growth in nine months is mostly the consequence of the incorporation of new units in North America in October 2002 and the recovery of Acominas' output.

o The volume of rolled products produced in the quarter was 2.3 million metric tons, 2.4% greater than the output of the second quarter. The year-to-date output was of 6.7 million metric tons, 40.7% more than in the same period of 2002.

-------------------------------------------------------------------------------------------------------
PRODUCTION                     3Q03       2Q03        VARIATION     9M03        9M02          VARIATION
(1,000 tons)                                          3Q03/2Q03                               9M03/9M02
-------------------------------------------------------------------------------------------------------
CRUDE STEEL
   Brazil                    1,790.3     1,679.1          6.6%     5,157.6      4,307.9         19.7%
   North America             1,249.6     1,321.2        (5.4%)     3,766.4      1,995.9         88.7%
   South America                83.3        85.2        (2.2%)       253.2        215.1         17.7%
   TOTAL                     3,123.2     3,085.5          1.2%     9,177.2      6,518.9         40.8%

ROLLED PRODUCTS
   Brazil                    1,012.1       940.5          7.6%     2,874.1      2,664.6          7.9%
   North America             1,196.9     1,215.5        (1.4%)     3,534.6      1,847.2         91.3%
   South America                90.3        89.5          0.9%       271.3        235.4         15.2%
   TOTAL                     2,299.3     2,245.5          2.4%     6,680.0      4,747.2         40.7%
------------------------------------------------------------------------------------------------------

o Total sales in the third quarter this year added up to 3.2 million metric tons, 6.0% greater than that of the second quarter. Of this total exports from Brazil accounted for 892.1 thousand metric tons and 1.4 million were shipped out of units abroad.

o From January through September, consolidated sales totaled 9.0 million metric tons and presented an increase of 40.6% compared to the same period in 2002. As a consequence of the reduction in sales in the Brazilian domestic market (-12.7%) throughout the year and to more attractive prices in the international markets, exports have been increasing continuously in the last six quarters reaching 2.3 million metric tons (US$ 571.1 million) this year. Shipments increased by 78.7% over those of the first nine months of 2002.

-------------------------------------------------------------------------------------------------------
SALES                          3Q03       2Q03        VARIATION     9M03        9M02          VARIATION
(1,000 tons)                                          3Q03/2Q03                               9M03/9M02
-------------------------------------------------------------------------------------------------------
BRAZIL
   Domestic market             874.8       798.2          9.6%      2,526.5     2,893.9        (12.7%)
   Exports                     892.1       792.9         12.5%      2,342.2     1,310.7         78.7%
   TOTAL                     1,766.9     1,591.1         11.0%      4,868.7     4,204.6         15.8%

ABROAD
   North America             1,290.4     1,284.1          0.5%      3,845.6     1,966.4         95.6%
   South America                98.7       101.3        (2.6%)        307.3       246.4         24.7%
   TOTAL                     1,389.1     1,385.4          0.3%      4,152.9     2,212.8         87.7%

TOTAL CONSOLIDATED           3,156.0     2,976.5          6.0%      9,021.6     6,417.4         40.6%
------------------------------------------------------------------------------------------------------

RESULTS

o Net revenues reached R$ 3.5 billion in the third quarter of 2003, 15.3% greater than in the second quarter due to a 6.0% increase in shipments. An additional factor was the greater revenue (expressed in reais) of the results from operations abroad due to the 1.8% devaluation of the real vis-a-vis the US dollar. The accumulated figure for the year, the increase in prices for steel products in the international markets and the increase in tonnage shipped of 40.6% generated the increase in net revenues to R$
     9.9 billion in 2003 up from R$ 6.6 billion in 2002, a positive variation of 49.4%.

-------------------------------------------------------------------------------------------------------
NET SALES                     3Q03       2Q03        VARIATION     9M03        9M02          VARIATION
(R$ million)                                         3Q03/2Q03                               9M03/9M02
-------------------------------------------------------------------------------------------------------
   Brazil                    1,932.9     1,769.0          9.3%     5,418.8      3,623.3         49.6%
   North America             1,440.6     1,165.7         23.6%     4,096.3      2,694.1         52.0%
   South America               120.4        95.6         25.9%       335.8        278.0         20.8%
   TOTAL                     3,493.9     3,030.3         15.3%     9,850.9      6,595.4         49.4%
------------------------------------------------------------------------------------------------------

o Gross margin in the third quarter reached 23.07% compared to 25.88% in the second quarter due to the increase in the cost of raw materials in the North American operations and the scheduled stoppages for technological updates and refurbishments in units in that region. Gross profit reached R$
     805.9 million in the quarter and R$ 2.4 billion through September this year.

o SG&A increased by 5.4% in the third quarter compared to the second quarter. Nonetheless, these expenses fell to 8.33% down from 9.11% net revenues of the corresponding quarters. These expenses totaled R$ 291.0 million in the third quarter and reached R$ 847.4 million in the first nine months of the year.

------------------------------------------------------------------------------------------------------
EBTDA                                                 3Q03          2Q03         9M03          9M02
(R$ million)
------------------------------------------------------------------------------------------------------
   Gross profit                                      805.9         784.3       2,421.7       1,877.6
   Sales expenses                                   (114.8)       (115.6)       (322.4)       (239.0)
   General & Administrative expenses                (176.2)       (160.4)       (525.1)       (490.4)
   Depreciation and amortization                     156.3         137.6         448.4         385.5
   EBITDA                                            671.2         645.9       2,022.6       1,533.7
   Net financial expenses                           (160.6)       (134.7)       (413.4)       (298.1)
   Monetary and exchange variations                  (79.4)         (6.0)        (76.8)       (843.1)
   EBTDA                                             431.2         505.2       1,532.4         392.5
------------------------------------------------------------------------------------------------------

o The increase in revenues followed by a smaller increase of operating expenses did not offset completely the increase in cost of sales that happened in the third quarter of this year. EBITDA margin fell to 19.21% in the period against 21.31% in the previous quarter. Nonetheless, EBITDA increased by 3.9% compared to the last two quarters reaching R$ 671.2 million in the period from July through September. In the accumulated amount for the year, EBITDA reached R$ 2.0 billion, 31.9% greater than in the same period of 2002.


-------------------------------------------------------------------------------------------------------
EBITDA                     3Q03       2Q03        VARIATION     9M03        9M02          VARIATION
(R$ million                                       3Q03/2Q03                               9M03/9M02
-------------------------------------------------------------------------------------------------------
   Brazil                      584.9       550.6          6.2%     1,749.4      1,134.8         54.2%
   North America                49.6        65.8        (24.6%)      168.7        316.6        (46.7%)
   South America                36.7        29.4         24.8%       104.5         82.3         27.0%
   TOTAL                       671.2       645.8          3.9%     2,022.6      1,533.7         31.9%
------------------------------------------------------------------------------------------------------

o Net financial expenses in the third quarter totaled R$ 240.0 million. This amount includes negative monetary variations of R$ 12.3 million and negative FX variations of R$ 67.0 million. If monetary and FX variations are excluded, net financial expenses of the third quarter is R$ 160.6

                                   EXHIBIT 2


     million compared to R$ 134.7 million in the second quarter, due to the increase in the cost of debt.

o Equity pick up was positive R$ 26.1 million in the third quarter of this year as a result of the FX impact over investments abroad.

o Provisions for Income Taxes and Social Contributions in the third quarter were R$ 49.6 million. As a consequence of the full accrual of R$ 198.0 million of deferred fiscal assets based on fiscal losses and a negative social contribution by its subsidiary Acominas in that period, the provision for the second quarter was positive R$ 133.7 million.

o Provisions for Income Taxes and Social Contributions in the third quarter were R$ 49.6 million. As a consequence of the full accrual of R$ 198.0 million of deferred fiscal assets based on fiscal losses and a negative social contribution by its subsidiary Acominas in that period, was positive R$ 133.7 million.

o Net profit reached R$ 245.3 million in the third quarter of 2003, presenting a net margin of 7.02%. From January through September, net profit reached R$ 794.6 million, an increase of 27.6% over that of the same period in 2002 and a net margin of 8.07%.

-------------------------------------------------------------------------------------------------------
NET INCOME                     3Q03        2Q03         VARIATION     9M03        9M02       VARIATION
(R$ million)                                            3Q03/2Q03                            9M03/9M02
-------------------------------------------------------------------------------------------------------
   Brazil                      253.7       249.9          1.5%        791.0       512.7         54.3%
   North America               (29.4)       (5.2)       465.4%       (57.0)       101.1      (156.4%)
   South America                21.0        17.3         21.4%         60.6         9.1        565.9%
   TOTAL                       245.3       262.0        (6.4%)        794.6       622.9         27.6%
------------------------------------------------------------------------------------------------------

INVESTMENTS

o In the third quarter, investments in fixed assets totaled US$ 67.5 million and were destined to the installation of a wire-rod rolling mill at Acominas and for the maintenance and technological upgrade of Gerdau industrial units in Brazil and abroad. The total invested In the period reached US$ 206.2 million.

------------------------------------------------------------------------------------------------------
INVESTMENTS                                          3Q03                  2Q03                  9M03
(US$ million)
------------------------------------------------------------------------------------------------------
   BRAZIL                                             49.8                  55.5                161.0
       Gerdau S.A.                                    29.7                  20.7                 68.3
       Acominas                                       18.5                  33.5                 89.3
       Other                                           1.6                   1.3                  3.4

   ABROAD                                             17.7                  14.9                 45.2
       North America                                  16.0                  13.4                 40.5
       South America                                   1.7                   1.5                  4.7

   TOTAL                                              67.5                  70.4                206.2
------------------------------------------------------------------------------------------------------

o Companies in Brazil invested in the quarter US$ 49.8 million (73.8% of total), of which US$ 29.8 million in Gerdau S.A., US$ 18.5 million in Acominas and US$ 1.6 million in other Brazilian companies.

o    In the third quarter, units in North America received investments of US$
     16.0 million and the South American plants an additional US$ 1.7 million.

                                   EXHIBIT 2

INDEBTEDNESS

o In a joint operation, Gerdau S. A. and its subsidiary Acominas concluded on September 5th, 2003 the placement of the first tranche of US$ 105 million of an Exports Receivables Securitization program for a total of US$ 400 million. This first tranche was placed with a coupon of 7.37% p.a., maturity in July 2010 and a grace period of two years. The amortization will be made on a quarterly basis as of October 2005.

o On September 30th, net debt was R$ 5.4 billion, 3.5% less than in June 30th, when it was R$ 5.6 billion.

o The balances in cash and equivalents at the end of September totaled R$ 1.5 billion of which 46.7% (R$ 699.7 million) were indexed to the US Dollar.



----------------------------------------------------------------------------
INDEBTEDNESS                                  09.30.2003          06.30.2003
(R$ million)
----------------------------------------------------------------------------
SHORT TERM
   Domestic currency                             735.7                445.4
   Foreign currency (1)                        1,576.0              1,856.8
   Companies abroad                              841.5                927.0
   TOTAL                                       3,153.2              3,229.2

LONG TERM
   Domestic currency                             762.9              1,071.1
   Foreign currency (1)                        1,047.2                689.5
   Companies abroad                            1,980.4              1,853.0
   TOTAL                                       3,790.5              3,613.6

TOTAL DEBT                                     6,943.7              6,842.8
Cash and Equivalents                           1,497.6              1,198.5

NET DEBT                                       5,446.1              5,644.3
----------------------------------------------------------------------------
  (1) - 56% of indebtedness in foreign currency was covered by hedges.

o The long term indebtedness payment schedule as of September 30th was as follows:

           ---------------------------------------------------------------------
                       YEAR                           R$ MILLION
           ---------------------------------------------------------------------
                       2004                              145.7
                       2005                              539.3
                       2006                              396.2
                       2007                              373.0
                  2008 and after                       2,336.3
                      TOTAL                            3,790.5
           ---------------------------------------------------------------------

o the main indicators related to indebtedness at Gerdau at the end of each quarter are as follows:

--------------------------------------------------------------------------------
RATIOS                                                    09.30.2003  06.30.2003
--------------------------------------------------------------------------------
Net debt / Total net capitalization                         52.4%       54.2%
EBITDA / Net financial expenses (minus monetary & exchange 4.9x(1) 5.3x(2) rate variation)
Total debt / EBITDA3                                          2.6x        3.2x
Net debt / EBITDA3                                            2.1x        2.1x
--------------------------------------------------------------------------------
 (1) - Nine months
 (2) - Six months
 (3) - Last twelve months EBITDA.


o In the first half of October, Gerdau S.A. concluded the negotiations of a Euro Commercial Paper in the amount of US$ 100 million, due on October 15th, 2004 and with a coupon of 4.0% p.a.

                                   EXHIBIT 2


APIMEC MEETING

o Gerdau will host a national Apimec meeting at the Ouro Minas Hotel in Belo Horizonte on November 12 and 13. There will be a visit to the operating installations of Acominas in the Ouro Branco location the following day. The results of the third quarter will be discussed on this occasion along with the perspectives for the remainder of 2003, and 2004.

                                   EXHIBIT 2

LISTED COMPANIES

METALURGICA GERDAU S.A.

o Interest over capital stock of the third quarter of 2003 is being paid on November 18th and totaled R$ 34.1 million which is equivalent to R$ 0.82 per share. The accumulated for the period reaches the total of R$ 91.7 million, that is, R$ 2.205 per share issued (EPS issued). If the accrued interest over capital stock is annualized, the interest over capital stock divided by the stock price of R$ 46.30 per share, on October 27th, will yield 6.4%.

o At Bovespa, shares of Metalurgica Gerdau S.A. (GOAU) traded R$ 354.9 million throughout the first nine months of 2003, with 14,140 deals in the period. Volumes increased 67.6% throughout the same months in 2002. The number of trades increased 113.4%. Preferred shares appreciated 67.1% and the trading daily average reached R$ 1.8 million.

o In the last twelve months, the evolution of prices at the Sao Paulo Stock Exchange was as follows:

                                     BOVESPA

                                [OBJECT OMITTED]

o In the third quarter Metalurgica Gerdau S.A. had a net profit of R$ 123.8 million, 17.1% more than in the second quarter as a consequence of the greater equity pick up from investments in subsidiaries and other holdings. In the accumulated for the year, net profit reached R$ 357.0 million, presenting an increase of 6.2% over the figures of the same period in 2002. This profit represents R$ 2.98 per share in the quarter and R$ 8.59 per share in the nine months.

o On September 30th, net equity was R$ 1.8 billion, representing a net worth of R$ 44.28 per share.

                                   EXHIBIT 2

GERDAU S.A.

o Interest over capital stock concerning the third quarter of 2003 and to be paid out on November 18th total R$ 75.7 million and are equivalent to R$
     0.51 per share issued. The accumulated for the year reached R$ 200.3 million, that is, R$ 1.350 per share issued. If the accrued interest over capital stock is annualized, the interest over capital stock divided by the stock price of R$ 43.19 per share, on October 27th, will yield 4.2%.

o From January through September, Gerdau S.A. (GGBR) shares traded R$ 1.6 billion at Bovespa. This volume represents an increase of 62.4% compared to the same period in 2002. There were 70,026 trades made which were 90.5% greater than those in the first nine months of the previous year. In the period, preferred shares appreciated 66.7% and the average daily trading was of R$ 8.3 million.

o    The ADRs traded at the NYSE reached the mark of 14.8 million of Gerdau S.A.
     (GGB) ADRs throughout the first nine months of this year and represented US$ 171.0 million in the period, equivalent to a daily average of US$ 906 thousand.

o At the Latibex (Madrid Stock Exchange), Gerdau S.A.'s (XGGB) preferred shares had a daily presence on the board in that market. A total of 254.7 thousand shares were traded in the first nine months of 2003, and traded a total of 2.6 million Euros.

o The evolution of preferred shares quotes at the BOVESPA and the NYSE in the last twelve months were as follows:

                       BOVESPA                                  NYSE

                  [OBJECT OMITTED]                       [OBJECT OMITTED]

o In the third quarter of 2003, Gerdau S.A.'s gross revenues reached R$ 1.8 billion, that is, 12.1% greater than that of the second quarter. Net revenues reached R$ 1.4 billion, 12.9% greater than that of the second quarter. From January through September, gross revenues accumulated R$ 4.9 billion and net revenues R$ 3.9 billion, presenting increases of 34.2% and 36.3% respectively.

o Net profit at Gerdau S.A. reached R$ 234.4 million in the third quarter. This was 17.9% greater than in the second quarter. In the first nine months of the year, net profit was R$ 679.2 million, 9.0% greater than that of the first nine months of 2002. This profit represents R$ 1.58 per share in the quarter and R$ 4.58 per share in the accumulated for the year.

o On September 30th, the net equity of the company was of R$ 3.8 billion, equivalent to a net worth of R$ 25.78 per share.

                                   EXHIBIT 2


GERDAU AMERISTEEL CORPORATION

o Shares of Gerdau Ameristeel (GNA.TO) traded Cdn$ 80 million at the Toronto Stock Exchange in the first nine months of 2003. The number of shares traded was 36.0 million. The Gerdau Ameristeel shares appreciated 30.3%.

o The evolution of stock prices of preferred shares at the Toronto Stock Exchange In the last twelve months was as follows:

                                     TORONTO
                                [OBJECT OMITTED]

o The net revenue of the Company reached R$ 1.4 billion in the third quarter after adjusted to the Brazilian GAAP. This was 23.6% greater than in the second quarter. Accumulated net revenue through September reached R$ 4.1 billion, an increase of 52.0%.

                                   EXHIBIT 2


                                   MANAGEMENT

METALURGICA GERDAU S.A. - NON CONSOLIDATED
BALANCE SHEET

CORPORATE LAW-R$ THOUSAND                                    SEP. 2003                JUN. 2003             SEP. 2002
TOTAL ASSETS                                                 1,977,298               18,876,288             1,726,025
CURRENT ASSETS                                                  87,028                   72,831                88,521
Cash and cash equivalents                                            2                        2                     4
Temporary cash investments                                      38,205                   35,436                72,911
Dividends                                                       30,919                   20,643                     -
Taxes Recoverable                                               13,804                   12,958                10,334
Inventories                                                          -                        -                     -
Others                                                           4,098                    3,792                 5,272
LONG-TERM RECEIVABLES                                           19,900                   19,138                12,518
Accounts receivable                                              4,048                    4,170                 4,786
A/R with related parties                                           635                        0                   116
Others                                                          15,217                   14,968                 7,616
PERMANENT ASSETS                                             1,870,370                1,784,319             1,624,986
Investments                                                  1,868,595                1,782,507             1,623,060
Fixed assets                                                     1,775                    1,812                 1,926
============================================ ========================== ======================== =====================

CORPORATE LAW-R$ THOUSAND                                    SEP. 2003                JUN. 2003             SEP. 2002
TOTAL LIABILITIES                                            1,977,298                1,876,288             1,726,025
CURRENT LIABILITIES                                             44,537                   33,101                10,269
Loans and Financing                                                  -                        -                     -
Debentures                                                         601                      404                   537
Trade accounts payable                                               3                       68                    47
Taxes payable                                                       53                      125                   159
Dividends payable                                               31,245                   21,645                     -
Reserves                                                             -                        -                     -
A/P with related parties                                             -                        -                     -
Other accounts payable                                          12,635                   10,859                 9,526
LONG-TERM LIABILITIES                                           91,351                   91,437               133,405
Loans and Financing                                                  -                        -                     -
Debentures                                                           -                      578                53,862
Reserves                                                             -                        -                     -
A/T with related parties                                             -                      214                     -
Other accounts payable                                          91,351                   90,645                79,543
SHAREHOLDERS' EQUITY                                         1,841,410                1,751,750             1,582,351
Capital stock                                                1,280,000                1,280,000               640,000
Capital reserves                                                10,659                   10,659                10,865
Revaluation reserve                                                  -                        -                     -
Profit reserves                                                284,847                  284,847               677,281
Retained earning                                               265,904                  176,244               254,205
============================================ ========================== ======================== =====================


                                   EXHIBIT 2

METALURGICA GERDAU S.A. - NON CONSOLIDATED
FINANCIAL STATEMENT

CORPORATE LAW-R$ THOUSAND                                   3Q2003        2Q2003        3Q2002        9M2003         9M2002
GROSS SALES REVENUE                                              -             -             -             -              -
Deductions of gross revenues                                     -             -             -             -              -
NET SALES REVENUES                                               -             -             -             -              -
Cost of sales                                                    -             -             -             -              -
GROSS PROFIT                                                     -             -             -             -              -
OPERATING RESULT                                           124,009       107,249       173,173       360,116        340,500
Selling expenses                                                 -             -             -             -              -
General and administrative expenses                         (6,036)       (4,456)       (2,882)      (19,847)       (12,150)
Financial result                                             1,211         1,191         (154)         4,834          3,435
   Financial revenues                                        2,503         2,613         3,316         8,643         13,568
   Financial expenses                                       (1,292)       (1,422)       (3,470)       (3,809)       (10,133)
Other operating revenues                                        17           188         4,379           252          4,404
Other operating expenses                                         -             -             -             -              -
Equity pick-up                                             128,817       110,326       171,830       374,877        344,811
OPERATING PROFIT                                           124,009       107,249       173,173       360,116        340,500
NON-OPERATING RESULT                                         1,401             2          (96)         1,403         (1,197)
Non-operating revenues                                       1,401             2             -         1,403              -
Non-operating expenses                                           -             -          (96)             -         (1,197)
PROFIT BEFORE TAXES/PARTICIPATION                          125,410       107,251       173,077       361,519        339,303
Provision for income tax and social contribution                 -             -             -             -              -
Deferred income tax                                           (923)         (832)         1,113       (2,337)        (1,146)
Statutory participation                                       (728)         (704)         (664)       (2,145)        (2,012)
Reversal of Interest of Equity                                   -             -             -             -              -
NET PROFIT FOR THE PERIOD                                  123,759       105,715       173,526       357,037        336,145
----------------------------------------------------- ------------- ------------- ------------- ------------- --------------

Profit per share - R$                                      2.97612       2.54220       0.00835       8.58592        0.01617
Book value per share - R$                                  44.2817       42.1256        0.0761       44.2817         0.0761
Outstanding shares (thousand)                               41,584        41,584    20,792,198        41,584     20,792,198
----------------------------------------------------- ------------- ------------- ------------- ------------- --------------


METALURGICA GERDAU S.A. - NON CONSOLIDATED
CASH FLOW

CORPORATE LAW-R$ THOUSAND                                   3Q2003       2Q2003        3Q2002        9M2003       9M2002
NET INCOME                                                123,759       105,715       173,526       357,037       336,145
Equity pick up                                           (128,817)     (110,326)     (171,830)     (374,877)     (344,811)
Gain/Loss in disposal of investment                        (1,402)           (1)           96        (1,403)        1,197
Monetary and exchange variation                             1,540         1,534         2,611         4,472         7,395
Depreciation and amortization                                  37            38            38           113           114
Income tax and social contribution                          3,376           297          (352)        4,231          (471)
Interest paid                                                  19           (25)          573             3         1,728
Contingencies/legal deposits                                    -           (45)       (4,468)           15        (4,208)
Increase (decrease) in trade account payable                  (65)          (40)           (2)          (28)            -
Other operating activities accounts                          (269)        3,427        (1,727)       (1,681)        1,201
Net cash provided by operating activities                  (1,822)          574        (1,535)      (12,118)       (1,710)
Fixed assets acquisitions/disposals                         7,198          (757)           (2)        6,441             -
Interest on Equity/Distribution of Profit Received         23,366        33,479        34,759       148,989        89,513
Investments acquisitions/disposals                         30,564        32,722        34,757       155,430        89,513
   WORKING CAPITAL FINANCING                               (1,778)       (1,727)       (1,608)       (5,187)       49,817
Debentures                                                   (404)            -        (1,051)         (423)       (2,240)
Interest paid for financing                                      -            -           (28)           (0)          (81)
Inter companies loans                                        (866)        1,382         1,110           253         1,139
Dividend/interest & statutory particip, payment           (22,925)      (35,346)      (34,036)     (163,609)     (135,123)
   CASH PROVIDED BY (APPLIED TO) FINANCING
   ACTIVITIES                                             (25,973)      (35,691)      (35,613)     (168,966)      (86,488)
Net change in cash                                          2,769        (2,395)       (2,391)      (25,654)        1,315
Cash balance
At the beginning of the period                             35,438        37,833        75,306        63,861        71,600
At the end of the period                                   38,207        35,438        72,915        38,207        72,915
   Cash composition
   Temporary cash investments                              38,205        35,436        72,911        38,205        72,911
   Cash                                                         2             2             4             2             4
----------------------------------------------------- ------------- ------------ ------------- ------------- ------------

                                   EXHIBIT 2


METALURGICA GERDAU S.A. - CONSOLIDATED
BALANCE SHEET

CORPORATE LAW - R$ THOUSAND                            SEP. 2003          JUN. 2003        SEP. 2002

TOTAL ASSETS                                            14,813,847        14,372,714         13,163,426
CURRENT ASSETS                                           5,914,167         5,596,554          5,525,080
Cash and cash equivalents                                  159,368           261,885            152,967
Trade accounts receivable                                1,657,031         1,601,089          1,305,582
Taxes recoverable                                          113,328            96,478             69,688
Temporary cash investments                               1,325,648           955,158          1,813,292
Inventories                                              2,262,359         2,322,606          1,773,620
Others                                                     396,433           359,338            409,931
LONG-TERM RECEIVABLES                                      805,899           779,207            392,006
Account receivable                                          11,015            11,306             11,565
A/R with related parties                                    21,514            14,287             17,000
Others                                                     773,370           753,614            363,441
PERMANENT ASSETS                                         8,093,781         7,996,953          7,246,340
Investments                                                443,940           445,142            476,578
Fixed Assets                                             7,632,041         7,526,406          6,753,572
Deferred                                                    17,800            25,405             16,190


CORPORATE LAW - R$ THOUSAND                            SEP. 2003          JUN. 2003        SEP. 2002
TOTAL LIABILITIES                                       14,813,847        14,372,714         13,163,426
CURRENT LIABILITIES                                      5,914,167         5,596,554          5,525,080
Loans and financing                                      2,867,933         3,285,942          4,020,466
Debentures                                                 330,764            12,199                537
Trade accounts payable                                   1,035,354           985,504            737,538
Taxes payable                                              225,504           174,234            188,126
Dividends payable                                           66,813            44,982                  -
Reserves                                                         -                 -                  -
A/P with related parties                                         -                 -                  -
Other accounts payable                                     372,783           359,319            342,789
LONG-TERM LIABILITIES                                    4,968,259         4,748,375          4,022,280
Loans and Financing                                      3,326,536         2,862,428          2,603,380
Debentures                                                 425,870           716,388            515,411
Reserves                                                         -                 -                  -
A/P with related parties                                         -                 -                  -
Other accounts payable                                   1,215,853         1,169,559            903,489
MINORITY SHAREHOLDERS                                    3,105,027         3,010,409          2,269,339
SHAREHOLDERS' EQUITY                                     1,841,410         1,751,750          1,582,351
Capital stock                                            1,280,000         1,280,000            640,000
Capital reserves                                            10,659            10,659             10,865
Revaluation reserve                                              -                 -                  -
Profit reserves                                            284,847           284,847            677,281
Retained earning                                           265,904           176,244            254,205

                                   EXHIBIT 2


METALURGICA GERDAU S.A. - Consolidated
FINANCIAL STATEMENT

Corporate Law-R$ thousand                                  3Q2003        2Q2003        3Q2002          9M2003          9M2002
GROSS SALES REVENUE                                     4,131,602     3,557,706     3,590,854      11,613,823       8,062,461
Deductions of gross revenues                             (637,844)     (527,417)     (632,397)     (1,762,937)     (1,467,107)
Net sales revenues                                      3,493,758     3,030,289     2,958,457       9,850,886       6,595,354
Cost of sales                                          (2,687,894)   (2,245,993)   (2,137,035)     (7,429,158)     (4,717,764)
Gross Profit                                              805,864       784,296       821,422       2,421,728       1,877,590
Operating result                                         (500,225)     (638,574)     (486,011)     (1,614,566)     (1,173,231)
Selling expenses                                         (114,775)     (115,656)      (93,340)       (322,422)       (238,986)
General and administrative expenses                      (184,705)     (167,439)     (213,879)       (552,476)       (508,805)
Financial result                                         (233,947)     (134,566)     (727,975)       (471,110)     (1,128,963)
   Financial revenues                                      50,427        13,259       166,821          80,431         255,423
   Financial expenses                                    (284,374)     (147,825)     (894,796)       (551,541)     (1,384,386)
Other operating revenues                                    3,273             -        56,965             719         106,513
Other operating expenses                                        -        (3,141)            -               -               -
Equity pick-up                                             29,929     (217,772)       492,218       (269,277)         597,010
Operating profit                                          305,639       145,722       335,411         807,162         704,359
Non-operating result                                      (2,730)       (8,625)      (18,029)        (12,352)        (28,996)
Non-operating revenues                                          -             -             -               -               -
Non-operating expenses                                    (2,730)       (8,625)      (18,029)        (12,352)        (28,996)
Profit before taxes/participation                         302,909       137,097       317,382         794,810         675,363
Provision for income tax and social contribution          (59,681)      (62,272)         4,687       (195,722)        (49,911)
Deferred income tax                                         8,097       194,220        11,195         214,671          10,709
Statutory participation                                    (5,149)       (5,192)       (4,144)        (15,592)        (10,679)
Reversal of Interest on Equity                                  -             -             -               -               -
Net Profit for the period                                 246,176       263,853       329,120         798,167         625,482
--------------------------------------------------- -------------- ------------- ------------- --------------- ---------------

Controlling Shareholders                                  123,759       105,715       173,526         357,037         336,145
Minority Shareholders                                     122,417       158,138       155,594         441,130         289,337

METALURGICA GERDAU S.A. - Consolidated
CASH FLOW

Corporate Law-R$ thousand                                   3Q2003       2Q2003        3Q2002          9M2003          9M2002
NET INCOME                                                 246,176       263,853       329,120         798,167         625,482
Equity pick up                                             (29,929)      217,772      (492,218)        269,277        (597,010)
Provision for credit risk                                    6,889         7,064         1,284          16,253           2,707
Gain/Loss in fixed asset disposal                            8,117         6,243         2,840          15,204           5,963
Gain/Loss in liquidation of investment                      (1,446)        1,607             7             196           5,286
Monetary and exchange variation                            101,504       (4,072)       735,944          92,428         935,189
Depreciation and amortization                              156,359      137,614        162,888         448,554         385,656
Income tax and social contribution                         (29,531)    (266,337)       (58,449)       (244,033)        (61,859)
Interest paid                                              137,234      155,544        136,234         436,588         338,620
Contingencies/legal deposits                                (5,923)      17,231          4,560          10,141            (377)
Changes in trade account receivable                        (32,048)      67,051       (144,630)       (304,509)       (340,129)
Changes in inventories                                      88,107      (93,045)       (27,208)       (143,213)        (68,707)
Other accounts in operating activities                      75,323        1,172        (21,421)         23,820        (137,436)
   Net cash provided by operating activities               757,122      393,786        541,313       1,540,949       1,142,539
Fixed assets acquisitions/disposals                       (199,886)    (147,370 )     (141,803)       (625,913)       (426,603)
Deferred charges                                            (2,210)      (3,792)        (1,451)         (5,259)         (6,821)
Investments acquisitions/disposals                         (15,619)       2,331       (907,628)        (13,426)     (1,010,589)
   Cash (applied to) investing activities                 (217,715)    (148,831)    (1,050,882)       (644,598)     (1,444,013)
Fixed assets suppliers                                      (5,906)      (3,970)        (7,881)         (7,913)        (27,146)
Working capital financing                                 (127,449)      39,461        364,733          71,875         538,339
Debentures                                                  (9,966)     (12,356)       309,464           8,650         283,768
Proceeds from fixed assets financing                        49,184       98,198        933,725         274,048       1,466,921
Payments of fixed assets financing                         (74,038)     (91,757)      (144,098)       (351,455)       (977,552)
Interest paid for financing                                (76,721)    (166,560)       (92,144)       (310,308)       (247,706)
Inter companies loans                                       (1,057)     (19,311)       (21,497)        (17,481)        (15,755)
Dividend/interest & statutory particip, payment            (48,168)     (82,839)       (78,617)       (341,001)       (257,669)
   Cash provided by (applied to) financing                (294,121)    (239,134)      1,263,685       (673,584)        763,200
   activities
   Net change in cash                                      245,286        5,821        754,116         222,767         461,726
     Cash balance
       At the beginning of the period                    1,217,043    1,347,563        845,334       1,420,236       1,003,384
       Cash of companies purchased                               -            -              -          12,789               -
       Effect of exchange rate chanted on cash              22,687     (136,341)       366,809        (170,776)        501,149
       At the end of the period                          1,485,016    1,217,043      1,966,259       1,485,016       1,966,259
     Cash composition
     Temporary cash investments                          1,325,648      955,158      1,813,292       1,325,648       1,813,292
     Cash                                                  159,368      261,885        152,967         159,368         152,967

                                   EXHIBIT 2


GERDAU S.A. - CONSOLIDATED
BALANCE SHEET

CORPORATE LAW - R$ THOUSAND                            SEP. 2003          JUN. 2003        SEP. 2002
TOTAL ASSETS                                             7,590,894         7,236,671          7,489,835
CURRENT ASSETS                                           1,927,406         1,658,473          1,557,843
Cash and cash equivalents                                   65,231            52,532             28,688
Trade accounts receivable                                  622,337           615,233            535,248
Taxes recoverable                                           38,598            45,274             20,128
Temporary cash investments                                 381,633            39,427            344,432
Inventories                                                750,294           841,790            523,200
Others                                                      69,313            64,217            106,147
LONG-TERM RECEIVABLES                                      125,633           116,003            140,629
Account receivable                                           8,908             8,908             56,206
A/R with related parties                                    16,806            11,970             16,251
Others                                                      99,919            95,125             68,172
PERMANENT ASSETS                                         5,537,855         5,462,195          5,791,363
Investments                                              3,793,414         3,742,145          4,139,394
Fixed Assets                                             1,735,698         1,711,981          1,643,980
Deferred                                                     8,743             8,069              7,989


CORPORATE LAW - R$ THOUSAND                            SEP. 2003          JUN. 2003        SEP. 2002
TOTAL LIABILITIES                                        7,590,894         7,236,671          7,489,835
CURRENT LIABILITIES                                      2,139,750         1,982,993          1,219,125
Loans and financing                                      1,359,408         1,589,460            941,013
Debentures                                                 330,163            11,794                  -
Trade accounts payable                                     151,057           133,915            126,325
Taxes payable                                              136,290           115,803             84,930
Dividends payable                                           66,581            44,415                  -
Reserves                                                         -                 -                  -
A/P with related parties                                         -                 -                  -
Other accounts payable                                      96,251            87,606             66,857
LONG-TERM LIABILITIES                                    1,626,068         1,607,849          2,988,332
Domestic financing                                         302,739           315,522            359,764
Foreign financing                                          734,330           391,238            759,450
Debentures                                                 250,638           574,394            553,397
Reserves                                                         -                 -                  -
A/P with related parties                                   174,171           169,367          1,149,265
Other accounts payable                                     164,190           157,328            166,456
SHAREHOLDERS' EQUITY                                     3,825,076         3,645,829          3,282,378
Capital stock                                            1,735,656         1,735,656          1,335,210
Capital reserves                                           363,307           342,813            288,945
Revaluation reserve                                              -                 -                  -
Profit reserves                                          1,247,202         1,247,202          1,110,413
Retained earning                                           478,911           320,158            547,900

                                                      Exhibit 2
GERDAU S.A. - NON CONSOLIDATED
FINANCIAL STATEMENT

CORPORATE LAW - R$ THOUSAND                           3Q2003          2Q2003         3Q2002          9M2003           9M2002
GROSS SALES REVENUE                                1,771,618       1,580,780      1,419,375       4,879,330        3,636,438
Deductions of gross revenues                        (345,772)       (317,852)      (296,844)       (977,308)        (773,692)
NET SALES REVENUES                                 1,425,846       1,262,928      1,122,531       1,902,022        2,862,746
Cost of sales                                       (898,760)       (811,406)      (650,497)     (2,424,583)      (1,691,503)
GROSS PROFIT                                         527,086         451,522        472,034       1,477,439        1,171,243
OPERATING RESULT                                    (239,038)       (205,763)      (167,624)       (618,403)        (508,530)
Selling expenses                                     (92,815)        (87,156)       (64,941)       (250,993)        (176,867)
General and administrative expenses                  (84,575)        (81,205)       (75,459)       (250,107)        (209,569)
Financial result                                    (144,689)       (118,379)      (443,603)       (311,801)        (622,868)
   Financial revenues                                 12,966          13,703         53,367          50,534           83,718
   Financial expenses                               (157,655)       (132,082)      (496,970)       (362,335)        (706,586)
Other operating revenues                               2,552           5,227          2,255           9,417            6,084
Other operating expenses                             -              -               -              -                -
Equity pick-up                                        80,489          75,750        414,124         185,081          494,690
OPERATING PROFIT                                     288,048         245,759        304,410         859,036          662,713
NON-OPERATING RESULT                                  (7,271)         (4,663)       (13,757)        (12,540)         (22,846)
Non-operating revenues                               -              -               -              -                -
Non-operating expenses                                (7,271)         (4,663)       (13,757)        (12,540)         (22,846)
PROFIT BEFORE TAXES/PARTICIPATION                    280,777         241,096        290,653         846,496          639,867
Provision for income tax and social                  (41,180)        (39,004)          (128)       (136,802)         (48,942)
contribution
Deferred income tax                                     (762)         (1,270)       (37,734)        (17,058)         (40,480)
Statutory participation                               (4,421)         (4,488)        (3,479)        (13,447)          (8,155)
Reversal of Interest on Equity                       -              -               -              -                -
NET PROFIT FOR THE PERIOD                            234,414         198,874        324,780         679,189          623,250
----------------------------------------------- ------------- --------------- -------------- --------------- ----------------

Profit per share - R$                                 1.5801          1.3405         0.0028          4.5782           0.0055
Book value per share - R$                            25.7834         24.5752         0.0288         25.7834           0.0288
Outstanding shares (thousand)                        148,354         148,354    114,118,471         148,354      114,118,471
----------------------------------------------- ------------- --------------- -------------- --------------- ----------------


GERDAU S.A. - NON CONSOLIDATED
CASH FLOW
CORPORATE LAW - R$ THOUSAND                           3Q2003          2Q2003         3Q2002          9M2003           9M2002
NET INCOME                                           234,414         198,874        324,780         679,189          623,250
Equity pickup                                        (80,489)        (75,750)      (414,124)       (185,081)        (494,690)
Provision for credit risk                              5,555           3,598        -                11,594         -
Gain/Loss in fixed asset disposal                      7,272           4,662            584          12,505            4,890
Gain/Loss in disposal of investment                  -              -                  (90)              35            4,087
Monetary and exchange variation                       59,718          11,320        418,582          46,810          526,733
Depreciation and amortization                         51,399          49,275         46,494         149,136          137,343
Income tax and social contribution                     2,038        (14,928)       (55,601)          18,770         (50,903)
Interest paid                                         85,197          66,029         69,537         243,558          157,547
Contingencies/legal deposits                           1,028             892          (959)           4,772          (7,536)
Changes in trade account receivable                  (6,272)          15,516       (80,612)       (148,606)        (139,626)
Changes in inventories                                92,496        (73,413)         21,435       (130,601)         (23,300)
Increase (decrease) in trade account payable          19,640        (13,974)         11,589           3,152           24,663
Other operating activities accounts                   37,667          61,195         19,013         125,234           59,860
   NET CASH PROVIDED BY OPERATING ACTIVITIES         508,663         233,296        360,728         830,467          822,318
Fixed assets acquisitions disposals                 (82,164)        (69,418)       (59,359)       (223,954)        (169,366)
Deferred charges                                       (899)           (779)          (303)         (1,917)          (1,188)
Investments acquisitions/disposals                    27,094         (4,078)    (1,409,774)        (32,107)      (1,902,630)
Interest on Equity/Distribution of Profit
Received                                               3,220           2,412          2,600          29,960           13,171
   INVESTMENTS ACQUISITIONS/DISPOSALS               (52,749)        (71,863)    (1,466,836)       (228,018)      (2,060,013)
Fixed assets suppliers                               (2,360)         (5,003)            (1)            (42)         (10,229)
Working capital financing                           (23,800)        (13,564)        340,225          77,884          402,726
Debentures                                          (39,257)        (15,137)        311,313        (57,332)          291,579
Proceeds from fixed assets financing                  36,034          30,563         78,831          96,428          572,255
Payments of fixed assets financing                  (35,161)        (59,217)       (35,644)       (179,080)        (395,081)
Interest paid for financing                         (30,826)        (66,820)       (17,229)       (125,572)         (82,260)
Inter companies loans                                (4,796)         (6,759)        791,500        (11,094)          854,461
Dividend/interest & statutory particip,             (48,443)        (80,494)       (80,054)       (322,457)        (200,036)
payment
   CASH PROVIDED BY (APPLIED TO) FINANCING         (101,009)       (216,431)      1,388,941       (521,265)        1,433,415
   ACTIVITIES
   NET CHANGE IN CASH                                354,905         (54998)        282,833          81,184          195,720
     CASH BALANCE
       At the beginning of the period                 91,959         146,957         90,287         365,680          177,400
       At the end of the period                      446,864          91,959        373,120         446,864          373,120
     CASH COMPOSITION
       Temporary cash investments                    381,633          39,427        344,432         381,633          344,432
       Cash                                           65,231          52,532         28,688          65,231           28,688
----------------------------------------------- ------------- --------------- -------------- --------------- ----------------

                                          Exhibit 2

GERDAU S.A. - CONSOLIDATED
BALANCE SHEET

CORPORATE LAW - R$ THOUSAND                                SEP. 2003         JUN. 2003           SEP. 2002
TOTAL ASSETS                                              14,698,466         14,240,100          13,102,386
CURRENT ASSETS                                             5,820,746          5,481,339           5,431,658
Cash and cash equivalents                                    156,385            258,611             148,551
Trade accounts receivable                                  1,609,626          1,557,333           1,255,855
Taxes recoverable                                             98,409             82,816              58,792
Temporary cash investments                                 1,341,196            939,868           1,814,307
Inventories                                                2,262,359          2,322,606           1,773,620
Others                                                       352,771            320,105             380,533
LONG-TERM RECEIVABLES                                        785,468            759,772             379,203
Accounts receivable                                           10,648             10,938              11,198
A/R with related parties                                      20,751             14,400              17,234
Others                                                       754,069            734,438             350,771
PERMANENT ASSETS                                           8,092,252          7,998,989           7,291,525
Investments                                                  442,349            443,340             475,208
Fixed assets                                               7,632,103          7,530,244           6,800,127
Deferred                                                  17,632,103          7,530,244           6,800,127





CORPORATE LAW - R$ THOUSAND                               SEP. 2003          JUN. 2003            SEP. 2002
TOTAL LIABILITIES                                         14,698,466         14,240,100          13,102,386
CURRENT LIABILITIES                                        4,837,840          4,779,361           5,226,577
Loan and Financing                                         2,823,010          3,217,383           3,969,646
Debentures                                                   330,163             11,794                   -
Trade accounts payable                                     1,036,453            986,409             738,209
Taxes payable                                                221,869            171,649             185,765
Dividends payable                                             66,581             44,415                   -
Reserves                                                           -                  -                   -
A/P with related parties                                           -                  -                   -
Other accounts payable                                       359,764             347,711             332,957
LONG-TERM LIABILITIES                                      4,911,360           4,688,699           3,957,284
Loans and Financing                                        3,326,536           2,862,428           2,603,380
Debentures                                                   463,995             751,215             534,240
Reserves                                                           -                   -                   -
A/P with related parties                                           -                   -                   -
Other accounts payable                                     1,120,829           1,075,056             819,664
MINORITY SHAREHOLDERS                                      1,124,190            1,12,211             636,147
SHAREHOLDERS' EQUITY                                       3,825,076           3,645,829           3,282,378
Capital stock                                              1,735,656           1,735,656           1,335,120
Capital reserves                                             363,307             342,813             288,945
Revaluation reserve                                                -                   -                   -
Profit reserves                                            1,247,202           1,247,202           1,110,413
Retained earning                                             478,911             320,158             547,900

                                         Exhibit 2

GERDAU S.A. - Consolidated
FINANCIAL STATEMENT

CORPORATE LAW - R$ THOUSAND                 3Q2003          2Q2003          3Q2002        9M2003          9M2002
GROSS SALES REVENUE                        4,131,602      3,557,706       3,590,854     11,613,823       8,062,461
Reduction of gross revenues                 (637,844)      (527,417)       (632,397)    (1,762,937)     (1,467,107)
NET SALES REVENUES                         3,493,758      3,030,289       2,958,457      9,850,886       6,595,354
Cost of sales                             (2,687,894)    (2,245,993)     (2,137,035)    (7,429,158)     (4,717,764)
GROSS PROFIT                                 805,864        784,296         821,422      2,421,728       1,877,590
OPERATING RESULT                            (502,394)      (642,838)       (487,773)    (1,628,036)     (1,181,470)
Selling expenses                            (114,757)      (115,610)        (93,340)      (322,364)       (238,986)
General and administrative expenses         (176,216)      (160,422)       (208,728)      (525,069)       (490,440)
Financial result                            (240,046)      (140,693)       (730,077)      (490,219)     (1,141,182)
  Financial revenues                          41,291          3,535         160,651         52,714         238,523
  Financial expenses                        (281,337)      (144,228)       (890,728)      (542,933)     (1,379,705)
Other operating expenses                           -              -               -              -               -
Other operating expenses                       2,495         (3,738)              -         (1,205)              -
Equity pick-up                                26,130       (222,375)        492,217       (285,179)        588,241
OPERATING PROFIT                             303,470        141,458         333,649        797,692         696,120
NON-OPERATING RESULT                          (4,131)        (8,627)        (17,933)       (13,755)        (27,799)
  Non-operating revenues                           -              -               -              -               -
  Non-operating expenses                      (4,131)        (8,627)        (17,933)       (13,755)        (27,799)
PROFIT BEFORE TAXES/PARTICIPATION            299,339        132,831         315,716        783,937         668,321
Provision for Income tax social              (58,606)       (61,382)          5,114       (192,889)        (48,572)
contribution
Deferred income tax                            9,004        195,073          10,086        217,016          11,804
Statutory participation                       (4,421)        (4,488)         (3,479)       (13,447)         (8,667)
Reversal of Interest on Equity                     -              -               -              -
NET PROFIT FOR THE PERIOD                    245,316        262,034         327,437        794,617         622,886
----------------------------------------- -----------    ------------    -----------    -----------     -----------
Controlling Shareholders                     234,414        198,874         324,780        679,189         623,250
Minority Shareholders                         10,902         63,160           2,657        115,428            (364)
----------------------------------------- -----------    ------------    -----------    -----------     -----------